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                                                                   EXHIBIT 23.02


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of ARRIS Group, Inc. for the registration of 21,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 2002, with respect to the financial statements of Cadant, Inc. as of December 31, 2001 and 2000 and for the years then ended included in ARRIS Group, Inc.'s Current Report on Form 8-K dated January 8, 2002, as amended, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Atlanta, Georgia
May 16, 2002